Exhibit 10.3

DYAX CORP.
AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT CERTIFICATE
(Employees)
Certificate Number: RSU- ________________    ________________ Units

This Restricted Stock Unit Certificate (this “Certificate”) confirms that Dyax Corp. (“Dyax” or the “Company”), a Delaware corporation, has on the date set forth below (the “Award Date”) granted to the person named below (“Participant”) an award (the “Award”) of the number of Restricted Stock Units (the "Units") set forth below, pursuant to the Company’s Amended and Restated 1995 Equity Incentive Plan (the “Plan”) and conditioned on the Participant’s acceptance of this Award as contemplated below. Each Restricted Stock Unit represents the right to receive one share of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), subject to the terms and conditions of Restricted Stock Units.

Award Date:    _________________________________

Name of Participant:    _________________________________

Address:    _________________________________

Social Security No.:    _________________________________

Number of Units:    _________________________________

Vesting Schedule:	Shares in each period will become fully vested on the date shown.

Shares            Full Vest
________________     ________________

Automatic Sell-to-Cover:
When shares of Common Stock are issued upon each vesting date of the Award, a portion of the shares sufficient to cover the required tax withholding on vesting will be sold automatically and the proceeds delivered to Dyax pursuant to the terms and conditions of Restricted Stock Units.

By acceptance of this Award, Participant agrees to all the terms and conditions hereof, including, without limitation, those set forth in the Plan.

DYAX CORP. By: _______________________________ Title:

The undersigned hereby accepts this Award and confirms that by its terms it is subject to provision for an Automatic Sell-to-Cover instruction to cover the required tax withholding on any vesting and settlement of this Award.

PARTICIPANT: ___________________________________________ {Signature}	Date: ______________________________________ {Only to be accepted outside of blackout periods}

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS ("UNITS")

1.
(2015 Form)The Plan. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. The Committee administers the Plan and its determinations regarding the operation of the Plan are final. Subject to the limitations set forth in the Plan, the Committee may amend the Plan or this Award. Capitalized terms used but not defined herein shall have the meaning set forth in the Plan. Copies of the Plan may be obtained upon written request without charge from the Treasurer of Dyax.

2.No Rights as Stockholder or Employee. Participant shall not have any of the rights or privileges of a stockholder of Dyax with respect to the Units granted pursuant to this Award unless and until shares of Common Stock have been issued and delivered to Participant. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares of Common Stock are issued. The rights of Participant with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights vest in accordance with Sections 4, 5 and 6 below. Participant shall not have any rights to continued employment by Dyax or its Affiliates by virtue of the grant of this Award.
3.Conversion of Units: Issuance of Common Stock. No shares of Common Stock shall be issued to Participant prior to the date on which the Units vest in accordance with Sections 4, 5 and 6. Subject to Section 10, Dyax shall deliver to Participant, on or promptly after each vesting date set forth on the cover of this Certificate, the shares of Common Stock represented by the whole Units that vest on such date, less any shares withheld pursuant to Section 8 below. The value of any fractional Unit shall be paid in cash at the time the certificate is delivered to Participant. The shares of Common Stock issued on conversion of vested Units shall be free of all restrictions on transferability and forfeiture under this Award.
4.Vesting. Subject to the terms and conditions of this Award, the Units shall vest and be settled according to the Vesting Schedule set forth on the cover of this Certificate, so long as Participant remains continuously employed by Dyax until the corresponding vesting date for the Units.
5.Change in Control. As provided in the Plan, in the event of a Change in Control affecting Dyax’s outstanding Common Stock, the Committee shall equitably adjust the number and kind of shares subject to this Award or make provision for a cash payment. If such Change in Control involves a consolidation or merger of Dyax with another entity, the sale or exchange of all or substantially all of the assets of Dyax or a reorganization or liquidation of Dyax, then in lieu of the foregoing, the Committee may in its discretion accelerate or waive any vesting period. In the event that an Award is not fully vested upon a Change in Control, then if the Company, the successor corporation or a parent or subsidiary of the successor corporation terminates the Participant’s employment other than for Cause, Disability or death within twelve (12) months following a Change in Control, then any vesting period shall be automatically waived and accelerated in full.
6.Termination of Employment. If, prior to vesting of the Units pursuant to Section 4 or 5, Participant ceases to be an employee of Dyax for any reason (voluntary or involuntary), then Participant’s rights to all of the unvested Units shall be immediately and irrevocably forfeited.
7.Restriction on Transfer. The Units are not transferable by Participant otherwise than by will or the laws of descent and distribution. The naming of a Designated Beneficiary does not constitute a transfer.
8.Income Tax Matters. Participant shall pay to Dyax, or make provision satisfactory to Dyax for payment of, any taxes required by law to be withheld in respect of the Units subject to this Award no later than the date of the event creating the tax liability. In order to comply with all applicable federal or state income tax laws or regulations, Dyax may take such action as it deems appropriate to ensure that all applicable taxes are withheld or collected from Participant. In Dyax’s discretion, such tax obligations may be paid in whole or in part by having Dyax withhold a portion of the shares of Common Stock otherwise to be delivered valued at their Fair Market Value, or to the extent permitted by law, deducting any such tax obligations from any payment of any kind otherwise due to Participant, including wages or other cash compensation. Unless Participant provides advance notice to Dyax in accordance with its requirements and Participant pays, or otherwise properly instructs Dyax to withhold, amounts sufficient for Participant's tax withholding obligations, Dyax shall have the right, but not the obligation, to withhold shares of common stock to pay such tax obligations.
9. 409A. In the event that the Committee determines that any amounts will be immediately taxable to Participant under Section 409A of the Code and related Department of Treasury guidance (or subject Participant to a penalty tax) in connection with the grant or vesting of the Restricted Stock Units or any provision of this Award or the Plan, Dyax may (i) adopt such amendments to this Award (having prospective or retroactive effect), that the Committee determines to be necessary or appropriate to preserve the intended tax treatment of the Units and/or (ii) take such other actions as the Committee determines to be necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which such Units were granted.
10.Conditions for Issuance of Shares; Sell to Cover Tax Withholding. Dyax shall not be required to deliver any shares of Common Stock upon vesting of any Units until (i) such shares Stock have been admitted to listing on all stock exchanges on which the Common Stock is then listed; (ii) the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by Dyax to be applicable are satisfied and (iii) Dyax has instructed the on-line broker for the Plan to sell automatically and deliver to Dyax the proceeds of a portion of the shares having sufficient value to cover all required tax withholdings (an “Automatic Sell-to-Cover”), and such portion is withheld and sold; provided, however, that Dyax may only delay delivery of shares of Common Stock under clauses (i) and (ii) to the extent that such deferral complies with the provisions of Section 409A of the Code and related Department of Treasury guidance. Except as provided in the preceding sentence, in no event will shares of Common Stock be delivered later than the date that is two and one-half (2½) months from the end of the calendar year in which the applicable Restricted Stock Units vest. Any certificates representing shares of Common Stock delivered under this Award may contain such legends as counsel for Dyax shall consider reasonable to comply with any applicable law.
11.Notices. Any written notices provided for in this Award that are sent by mail shall be deemed received three business days after mailing, but not later than the date of actual receipt. Notices shall be directed, if to Participant, at the Participant’s address indicated by Dyax’s records and, if to Dyax, at Dyax’s principal executive office.
12.Miscellaneous. The right of Participant to receive shares of Common Stock pursuant to this Award is an unfunded and unsecured obligation of Dyax. The Participant shall have no rights under this Award other than those of an unsecured general creditor of Dyax. Subject to the restrictions on transfer set forth herein, this Award shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13.Governing Law. This Award shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law, without regard to applicable conflicts of laws.
14.Severability. If one or more of the provisions of this Award shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award to be construed so as to foster the intent of this Award and the Plan.
15. Certain Definitions. Capitalized terms that are not defined in the Plan or herein shall have the meanings set forth below:
"Cause" shall mean:

(a) the willful and continued failure by the Participant to perform his or her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), as determined by the Company; or
(b) any act of material misconduct (including insubordination) or the commission of any act of dishonesty or moral turpitude in connection with the Participant’s employment, as determined by the Company; or
(c) the Participant’sonviction or plea of nolo contendere of a felony or a crime involving moral turpitude.
"Change in Control" shall mean an event or occurrence set forth in any one or more of subsections (a) through (d) below:
(a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly (other than as a result of acquisitions of such securities from the Company), of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;
(b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this Agreement, considered to be a member of the Incumbent Board;
(c) the consummation of a merger, share exchange or consolidation of the Company or any subsidiary of the Company with any other entity (each a "Business Combination"), other than (A) a Business Combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) beneficial ownership, directly or indirectly, of a majority of the combined voting power of the Company or the surviving entity (including any person that, as a result of such transaction, owns all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after such Business Combination or (B) a merger, share exchange or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) is or becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or
(d) the stockholders of the Company approve (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets but excluding a sale or spin-off of a product line, business unit or line of business of the Company if the remaining business is significant as determined by the Company's board of directors in its sole discretion.
"Disability" shall mean the Participant shall have been deemed "disabled" by the institution appointed by the Company to administer the Company's Long-Term Disability Plan (or successor plan).

Adopted 7/21/15